Exhibit 99

MASCO CORPORATION REPORTS FIRST QUARTER 2019 RESULTS

Key Results

•	Sales decreased 1 percent to $1.9 billion; excluding acquisitions and currency, sales decreased 2 percent

•	Earnings per share decreased 17 percent to $0.39 per share; adjusted earnings per share decreased 2 percent to $0.44 per share

•	Returned approximately $157 million to shareholders through share repurchases and dividends

•	Anticipate 2019 earnings per share to be in the range of $2.52 - $2.72 per share, and reaffirming 2019 adjusted earnings per share to be in the range of $2.60 - $2.80 per share

LIVONIA, Mich. (April 25, 2019) - Masco Corporation (NYSE: MAS), one of the world’s leading manufacturers of branded home improvement and building products, reported its first quarter results.

“We experienced a challenging start to 2019, which resulted in reduced sales and operating profits for the first quarter,” said Masco President and CEO, Keith Allman. “While we anticipated many of the factors that led to our results, our performance was also impacted by inventory rebalancing by certain customers and softness in some of our end markets. We continued to focus on creating shareholder value and returned $157 million to shareholders through share repurchases and dividends during the quarter.”

2019 First Quarter Commentary

•	On a reported basis, compared to first quarter 2018:

•	Net sales decreased 1 percent to $1.9 billion; in local currency and excluding acquisition, net sales decreased 2 percent

•	In local currency, North American sales increased 2 percent and international sales decreased 1 percent

•	Gross margins decreased 80 basis points to 31.4 percent from 32.2 percent

•	Operating profit decreased 14 percent to $211 million

•	Operating margins decreased 160 basis points to 11.1 percent from 12.7 percent

•	Net income decreased to $0.39 per share, compared to $0.47 per share

•	Compared to first quarter 2018, results for key financial measures, as adjusted for certain items (see Exhibit A) and with a normalized tax rate of 25 percent, were as follows:

•	Gross margins decreased 120 basis points to 31.4 percent compared to 32.6 percent

•	Operating profit decreased 8 percent to $230 million from $250 million

•	Operating margins decreased 90 basis points to 12.1 percent compared to 13.0 percent

•	Net income decreased to $0.44 per share, compared to $0.45 per share

•	Liquidity at the end of the first quarter was $316 million

•	Repurchased 3.5 million shares in the quarter

2019 First Quarter Operating Segment Results

•	Plumbing Products’ net sales decreased 3 percent (sales were flat excluding the impact of foreign currency translation) due to lower volume and unfavorable mix, partially offset by pricing

•
Decorative Architectural Products’ net sales increased 5 percent; excluding the acquisition of Kichler, sales decreased 7 percent due to sales of paints and other coating products pulled forward into the fourth quarter of 2018, soft end markets and channel inventory rebalancing

•	Cabinetry Products’ net sales increased 9 percent due to growth in both the repair and remodel and new construction businesses

•	Windows and Other Specialty Products’ net sales decreased 16 percent due to planned reduced volume resulting from an ERP implementation in North America and continued softness in the UK market

“We are optimistic about the remainder of the year, as sales trends started to improve in March, and we are reaffirming our full year adjusted earnings per share guidance range of $2.60 to $2.80,” said Allman. “We remain confident in the fundamentals of our business and will continue to execute on our strategies to create shareholder value. Additionally, we expect to reach a decision on our review of strategic alternatives for our Cabinetry and Windows businesses by the end of June.”

About Masco

Headquartered in Livonia, Michigan, Masco Corporation is a global leader in the design, manufacture and distribution of branded home improvement and building products. Our portfolio of industry-leading brands includes Behr® paint; Delta® and Hansgrohe® faucets, bath and shower fixtures; KraftMaid® and Merillat® cabinets; Milgard® windows and doors; Kichler® decorative and outdoor lighting; and HotSpring® spas. We leverage our powerful brands across product categories, sales channels and geographies to create value for our customers and shareholders. For more information about Masco Corporation, visit www.masco.com.

The 2019 first quarter supplemental material, including a presentation in PDF format, is available on Masco’s website at www.masco.com.

Conference Call Details

A conference call regarding items contained in this release is scheduled for Thursday, April 25, 2019 at 8:00 a.m. ET. Participants in the call are asked to register five to ten minutes prior to the scheduled start time by dialing (855) 226-2726 (855-22MASCO) and from outside the U.S. at (706) 679-3614. Please use the conference identification number 9087682. The conference call will be webcast simultaneously and in its entirety through Masco’s website. Shareholders, media representatives and others interested in Masco may participate in the webcast by registering through the Investor Relations section on Masco’s website.

A replay of the call will be available on Masco’s website or by phone by dialing (855) 859-2056 and from outside the U.S. at (404) 537-3406. Please use the conference identification number 9087682. The telephone replay will be available approximately two hours after the end of the call and continue through May 25, 2019.

Safe Harbor Statement

This press release contains statements that reflect our views about our future performance and constitute “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “outlook,” “believe,” “anticipate,” “appear,” “may,” “will,” “should,” “intend,” “plan,” “estimate,” “expect,” “assume,” “seek,” “forecast,” and similar references to future periods. Our views about future performance involve risks and uncertainties that are difficult to predict and, accordingly, our actual results may differ materially from the results discussed in our forward-looking statements. We caution you against relying on any of these forward-looking statements.

Our future performance may be affected by the levels of residential repair and remodel activity and new home construction, our ability to maintain our strong brands and reputation and to develop new products, our ability to maintain our competitive position in our industries, our reliance on key customers, the cost and availability of raw materials and increasing tariffs, our dependence on third-party suppliers, risks associated with international operations and global strategies, our ability to achieve the anticipated benefits of our strategic initiatives, our ability to successfully execute our acquisition strategy and integrate businesses that we have and may acquire, our ability to attract, develop and retain talented personnel, risks associated with our reliance on information systems and technology, and our ability to achieve the anticipated benefits from our investments in new technology. These and other factors are discussed in detail in Item 1A, “Risk Factors” in our most recent Annual Report on Form 10-K, as well as in our Quarterly Reports on Form 10-Q and in other filings we make with the Securities and Exchange Commission. Any forward-looking statement made by us speaks only as of the date on which it was made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. Unless required by law, we undertake no obligation to update publicly any forward-looking statements as a result of new information, future events or otherwise.

Investor Contact

David Chaika
Vice President, Treasurer and Investor Relations
313.792.5500
david_chaika@mascohq.com
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MASCO CORPORATION
Condensed Consolidated Statements of Operations - Unaudited
For the Three Months Ended March 31, 2019 and 2018

(in millions, except per common share data)

	Three Months Ended March 31,
	2019	2018
Net sales	$1,908	$1,920
Cost of sales	1,309	1,301
Gross profit	599	619

Selling, general and administrative expenses	372	375
Impairment charges for goodwill and other intangible assets	16	—
Operating profit	211	244

Other income (expense), net:
Interest expense	(39)	(41)
Other, net	(4)	(3)
	(43)	(44)
Income before income taxes	168	200

Income tax expense	41	39
Net income	127	161

Less: Net income attributable to noncontrolling interest	11	12
Net income attributable to Masco Corporation	$116	$149

Income per common share attributable to Masco Corporation (diluted):
Net income	$0.39	$0.47

Average diluted common shares outstanding	294	313

Historical information is available on our website.

MASCO CORPORATION
Exhibit A: Reconciliations - Unaudited
For the Three Months Ended March 31, 2019 and 2018

(dollars in millions)

	Three Months Ended March 31,
	2019	2018
Gross Profit, Selling, General and Administrative Expenses, and Operating Profit Reconciliations

Net sales	$1,908	$1,920

Gross profit, as reported	$599	$619
Rationalization charges	—	1
Kichler inventory step up adjustment	—	5
Gross profit, as adjusted	$599	$625

Gross margin, as reported	31.4%	32.2%
Gross margin, as adjusted	31.4%	32.6%

Selling, general and administrative expenses, as reported	$372	$375
Professional fees related to strategic alternatives	3	—
Selling, general and administrative expenses, as adjusted	$369	$375

Selling, general and administrative expenses as percent of net sales, as reported	19.5%	19.5%
Selling, general and administrative expenses as percent of net sales, as adjusted	19.3%	19.5%

Operating profit, as reported	$211	$244
Rationalization charges	—	1
Kichler inventory step up adjustment	—	5
Impairment charges for goodwill and other intangible assets	16	—
Professional fees related to strategic alternatives	3	—
Operating profit, as adjusted	$230	$250

Operating margin, as reported	11.1%	12.7%
Operating margin, as adjusted	12.1%	13.0%

Historical information is available on our website.

MASCO CORPORATION
Exhibit A: Reconciliations - Unaudited
For the Three Months Ended March 31, 2019 and 2018

(in millions, except per common share data)

	Three Months Ended March 31,
	2019	2018
Income Per Common Share Reconciliations

Income before income taxes, as reported	$168	$200
Rationalization charges	—	1
Kichler inventory step up adjustment	—	5
Impairment charges for goodwill and other intangible assets	16	—
Professional fees related to strategic alternatives	3	—
Income before income taxes, as adjusted	187	206
Tax at 25% rate	(47)	(52)
Less: Net income attributable to noncontrolling interest	11	12
Net income, as adjusted	$129	$142

Net income per common share, as adjusted	$0.44	$0.45

Average diluted common shares outstanding	294	313

Outlook for the Twelve Months Ended December 31, 2019

	Twelve Months Ended December 31, 2019
	Low End	High End
Income Per Common Share Outlook

Net income per common share	$2.52	$2.72
Rationalization charges	0.01	0.01
Impairment charges for goodwill and other intangible assets	0.04	0.04
Professional fees related to strategic alternatives	0.01	0.01
Allocation to participating securities per share (1)	0.02	0.02
Net income per common share, as adjusted	$2.60	$2.80

(1) Represents the impact of distributed dividends and undistributed earnings to unvested restricted stock awards in accordance with the two-class method of calculating earnings per share.

Historical information is available on our website.

MASCO CORPORATION
Condensed Consolidated Balance Sheets and Other Financial Data - Unaudited
March 31, 2019 and December 31, 2018

(dollars in millions)

	March 31, 2019	December 31, 2018
Balance Sheet
Assets
Current Assets:
Cash and cash investments	$316	$559
Receivables	1,321	1,153
Inventories	1,011	946
Prepaid expenses and other	110	108
Total Current Assets	2,758	2,766

Property and equipment, net	1,222	1,223
Operating lease right-of-use assets	225	—
Goodwill	889	898
Other intangible assets, net	392	406
Other assets	116	100
Total Assets	$5,602	$5,393

Liabilities
Current Liabilities:
Accounts payable	$954	$926
Notes payable	295	8
Accrued liabilities	680	750
Total Current Liabilities	1,929	1,684

Long-term debt	2,771	2,971
Other liabilities	860	669
Total Liabilities	5,560	5,324

Equity	42	69
Total Liabilities and Equity	$5,602	$5,393

	As of March 31,
	2019	2018
Other Financial Data
Working Capital Days
Receivable days	56	57
Inventory days	69	71
Payable days	72	71
Working capital	$1,378	$1,398
Working capital as a % of sales (LTM)	16.5%	18.0%

Historical information is available on our website.

MASCO CORPORATION
Condensed Consolidated Statements of Cash Flows and Other Financial Data - Unaudited
For the Three Months Ended March 31, 2019 and 2018

(dollars in millions)

	Three Months Ended March 31,
	2019	2018
Cash Flows From (For) Operating Activities:
Cash provided by operating activities	$183	$210
Working capital changes	(314)	(265)
Net cash for operating activities	(131)	(55)

Cash Flows From (For) Financing Activities:
Purchase of Company common stock	(116)	(150)
Proceeds from revolving credit borrowings, net	87	—
Cash dividends paid	(35)	(33)
Proceeds from the exercise of stock options	9	—
Employee withholding taxes paid on stock-based compensation	(14)	(32)
Payment of debt	(1)	—
Credit Agreement and other financing costs	(2)	—
Net cash for financing activities	(72)	(215)

Cash Flows From (For) Investing Activities:
Capital expenditures	(38)	(40)
Acquisition of business, net of cash acquired	—	(548)
Other, net	—	14
Net cash for investing activities	(38)	(574)

Effect of exchange rate changes on cash and cash investments	(2)	20

Cash and Cash Investments:
Decrease for the period	(243)	(824)
At January 1	559	1,194
At March 31	$316	$370

	As of March 31,
	2019	2018
Liquidity
Cash and cash investments	$316	$370
Short-term bank deposits	—	99
Total Liquidity	$316	$469

Historical information is available on our website.

MASCO CORPORATION
Segment Data - Unaudited
For the Three Months Ended March 31, 2019 and 2018

(dollars in millions)

	Three Months Ended March 31,
	2019	2018	Change
Plumbing Products
Net sales	$940	$971	(3)%

Operating profit, as reported	$153	$163
Operating margin, as reported	16.3%	16.8%

Rationalization charges	—	1
Operating profit, as adjusted	153	164
Operating margin, as adjusted	16.3%	16.9%

Depreciation and amortization	19	18
EBITDA, as adjusted	$172	$182

Decorative Architectural Products
Net sales	$573	$545	5%

Operating profit, as reported	$73	$89
Operating margin, as reported	12.7%	16.3%

Kichler inventory step up adjustment	—	5
Impairment charge for other intangible assets	9	—
Operating profit, as adjusted	82	94
Operating margin, as adjusted	14.3%	17.2%

Depreciation and amortization	10	5
EBITDA, as adjusted	$92	$99

Cabinetry Products
Net sales	$237	$217	9%

Operating profit, as reported	$20	$6
Operating margin, as reported	8.4%	2.8%

Professional fees related to strategic alternatives	2	—
Operating profit, as adjusted	22	6
Operating margin, as adjusted	9.3%	2.8%

Depreciation and amortization	3	3
EBITDA, as adjusted	$25	$9

Historical information is available on our website.

MASCO CORPORATION
Segment Data - Unaudited
For the Three Months Ended March 31, 2019 and 2018

(dollars in millions)

	Three Months Ended March 31,
	2019	2018	Change
Windows and Other Specialty Products
Net sales	$158	$187	(16)%

Operating (loss) profit, as reported	$(11)	$4
Operating margin, as reported	(7.0)%	2.1%

Impairment charge for goodwill	7	—
Professional fees related to strategic alternatives	1	—
Operating (loss) profit, as adjusted	(3)	4
Operating margin, as adjusted	(1.9)%	2.1%

Depreciation and amortization	6	6
EBITDA, as adjusted	$3	$10

Total
Net sales	$1,908	$1,920	(1)%

Operating profit, as reported - segment	$235	$262
General corporate expense, net	(24)	(18)
Operating profit, as reported	211	244
Operating margin, as reported	11.1%	12.7%

Rationalization charges - segment	—	1
Kichler inventory step up adjustment	—	5
Impairment charges for goodwill and other intangible assets	16	—
Professional fees related to strategic alternatives	3	—
Operating profit, as adjusted	230	250
Operating margin, as adjusted	12.1%	13.0%

Depreciation and amortization - segment	38	32
Depreciation and amortization - non-operating	2	2
EBITDA, as adjusted	$270	$284

Historical information is available on our website.

MASCO CORPORATION
North American and International Data - Unaudited
For the Three Months Ended March 31, 2019 and 2018

(dollars in millions)

	Three Months Ended March 31,
	2019	2018	Change
North American
Net sales	$1,535	$1,516	1%

Operating profit, as reported	$202	$218
Operating margin, as reported	13.2%	14.4%

Rationalization charges	—	1
Kichler inventory step up adjustment	—	5
Impairment charge for other intangible assets	9	—
Professional fees related to strategic alternatives	3	—
Operating profit, as adjusted	214	224
Operating margin, as adjusted	13.9%	14.8%

Depreciation and amortization	27	21
EBITDA, as adjusted	$241	$245

International
Net sales	$373	$404	(8)%

Operating profit, as reported	$33	$44
Operating margin, as reported	8.8%	10.9%

Impairment charge for goodwill	7	—
Operating profit, as adjusted	40	44
Operating margin, as adjusted	10.7%	10.9%

Depreciation and amortization	11	11
EBITDA, as adjusted	$51	$55

Total
Net sales	$1,908	$1,920	(1)%

Operating profit, as reported - segment	$235	$262
General corporate expense, net	(24)	(18)
Operating profit, as reported	211	244
Operating margin, as reported	11.1%	12.7%

Rationalization charges - segment	—	1
Kichler inventory step up adjustment	—	5
Impairment charges for goodwill and other intangible assets	16	—
Professional fees related to strategic alternatives	3	—
Operating profit, as adjusted	230	250
Operating margin, as adjusted	12.1%	13.0%

Depreciation and amortization - segment	38	32
Depreciation and amortization - non-operating	2	2
EBITDA, as adjusted	$270	$284

Historical information is available on our website.